                       FIRST AMENDMENT TO CREDIT AGREEMENT
                               AND LIMITED WAIVER

            This FIRST AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER (this "Amendment") is dated as of February 26, 1999 and entered into by and among Manufacturers' Services Limited, a Delaware corporation ("Company"), MSL Overseas Finance B.V., a Netherlands private company with limited liability ("MSL Overseas"), the financial institutions listed on the signature pages hereof ("Lenders"), Bank of America National Trust and Savings Association, as administrative agent and as collateral agent ("Administrative Agent" and "Collateral Agent"), and Bank of America International Limited as sub-agent ("Sub-Agent"), and is made with reference to that certain Credit Agreement dated as of August 21, 1998 (the "Credit Agreement"), by and among Company, MSL Overseas, Lenders, Sub-Agent, DLJ Capital Funding, Inc., as Syndication Agent, and Bank of America National Trust and Savings Association, as Administrative Agent, as Collateral Agent and as Issuing Lender. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

            WHEREAS, Company, MSL Overseas, Lenders, Sub-Agent, DLJ Capital Funding, Inc., as Syndication Agent, and Bank of America National Trust and Savings Association, as Administrative Agent, as Collateral Agent and as Issuing Lender entered into the Credit Agreement on August 21, 1998;

            WHEREAS, Company and Lenders desire to amend the rates of interest on the Revolving Loans and Term Loans contained in subsection 2.2A of the Credit Agreement and to correct dates contained in the amortization schedule set forth in subsection 2.4A of the Credit Agreement;

            WHEREAS, subsection 4.4A of the Credit Agreement provides that certain security interests, mortgages, pledges, related items and documentation not delivered on the Closing Date must be delivered by Company within the time period specified in subsection 4.4A;

            WHEREAS, on September 25, 1998 and on November 25, 1998, limited waivers were executed by the parties to the Credit Agreement, which extended the time to obtain a perfected security interest in certain collateral;

            WHEREAS, it will not be possible to deliver the pledge of stock of MSL Ireland or MSL Malaysia, or to perfect a security interest in the Offshore Collateral of MSL Malaysia in the time frames required by the Credit Agreement, as modified by such limited waivers; and

            WHEREAS, Company has requested and the Lenders have agreed (1) to amend subsection 2.2A of the Credit Agreement to change the rates of interest charged on Revolving Loans and Term Loans, (2) to amend subsection 2.4A of the Credit Agreement to correct dates contained in the amortization schedule, (3) to amend subsection 7.1 of the Credit Agreement to prohibit MSL Overseas from lending the proceeds of any Loan to MSL Malaysia,
(4) to waive the requirement that Company deliver documentation necessary to obtain a perfected security interest in the Offshore Collateral of MSL Malaysia and (5) to extend the period for delivery of the pledge of stock of MSL Ireland and for the pledge of stock of MSL Malaysia to April 30, 1999.

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1 Amendment to Subsection 2.2; Interest on the Loans.

      A. Subsection 2.2A(a) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

            "(a) Subject to the provisions of subsections 2.2E and 2.8, the Term Loans shall bear interest through maturity as follows:

                  (I) if a Base Rate Loan, then at the sum of the Base Rate plus
            2.50% per annum; or

                  (II) if a LIBOR Loan, then at the sum of Adjusted LIBOR plus
            3.50% per annum."

      B. Subsection 2.2A(b) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

            "(b) Subject to the provisions of subsections 2.2E and 2.8, the Revolving Loans shall bear interest through maturity as follows:

                  (I) if a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.1(iv); or

                  (II) if a LIBOR Loan, then at the sum of the Adjusted LIBOR plus the LIBOR Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.1(iv):

Consolidated Leverage Ratio            Applicable LIBOR     Applicable Base
---------------------------                Margin             Rate Margin
                                           ------             -----------
Greater than or equal to     3.0:1.00      3.00%                  2.00%

Greater than or equal to     2.5:1.00      2.75%                  1.75%
but less than                3.0:1.00

Less than                    2.5:1.00      2.50%                  1.50%

provided that, for the period between March 1, 1999 and August 31, 1999, the applicable margin for Revolving Loans that are LIBOR Loans shall be 3.00% per annum and for Revolving Loans chat are Base Rate Loans shall be 2.00% per annum.

Upon delivery of the Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the applicable margins shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Margin Determination Certificate, provided that, for the period commencing on September 1, 1999, the applicable margins shall be determined by reference to the Margin Determination Certificate most recently received by Administrative Agent and provided further that, if at any time a Margin Determination Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Margin Determination Certificate was required to be delivered until delivery of such Margin Determination Certificate, such applicable margins shall be the maximum percentage amount for the relevant Loan set forth above."

1.2. Amendment to Subsection 2.4; Repayments, Prepayments and Reductions in Revolving Loan Commitments; General Provisions Regarding Payments.

      Subsection 2.4A is hereby amended by deleting the table set forth therein and inserting the following in lieu thereof:

                        Scheduled Repayment           Scheduled Repayment
Date                  of Term Loans of Company    of Term Loans of MSL Overseas
----                  ------------------------    -----------------------------
October 31, 1998              $37,500                      $87,500
January 31, 1999              $37,500                      $87,500
April 30, 1999                $37,500                      $87,500
July 31, 1999                 $37,500                      $87,500
October 31, 1999              $37,500                      $87,500
January 31, 2000              $37,500                      $87,500
April 30, 2000                $37,500                      $87,500
July 31, 2000                 $37,500                      $87,500
October 31, 2000              $37,500                      $87,500
January 31, 2001              $37,500                      $87,500
April 30, 2001                $37,500                      $87,500
July 31, 2001                 $37,500                      $87,500

October 31, 2001              $37,500                      $87,500
January 31, 2002              $37,500                      $87,500
April 30, 2002                $37,500                      $87,500
July 31, 2002                 $37,500                      $87,500
October 31, 2002              $37,500                      $87,500
January 31, 2003              $37,500                      $87,500
April 30, 2003                $37,500                      $87,500
July 31, 2003                 $37,500                      $87,500
October 31, 2003              $37,500                      $87,500
January 31, 2004              $37,500                      $87,500
April 30, 2004                $37,500                      $87,500
July 31, 2004                 $14,137,500                  $32,987,500
                              -----------                  -----------
      Total                   $15,000,000                  $35,000,000

1.3. Amendment to Subsection 7.1; Indebtedness.

      Subsection 7.1 is hereby amended by deleting clause (iv)(b) and inserting the following in lieu thereof:

            "(iv)(b) subject to subsection 7.17, MSL Overseas may become and remain liable with respect to Indebtedness to Company's Foreign Subsidiaries, and any Wholly-owned Foreign Subsidiary of Company may become and remain liable with respect to Indebtedness to MSL Overseas or any other Wholly-owned Foreign Subsidiary of Company, provided that MSL Overseas may not lend the proceeds of any Loan to MSL Malaysia,"

Section 2. WAIVER

            Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Borrowers herein contained, Lenders hereby waive compliance with the provisions of subsection 4.4A of the Credit Agreement to the extent, and only to the extent, that subsection 4.4A, as modified by the limited waivers executed on September 25, 1998 and November 25, 1998, requires the Collateral Agent to: (1) obtain a pledge of the stock of MSL Malaysia and a pledge of the stock of MSL Ireland prior to April 30, 1999; and
(2) obtain a perfected security interest in the Offshore Collateral of MSL Malaysia; provided that a pledge of stock of MSL Ireland and a pledge of the stock of MSL Malaysia shall be obtained on or before April 30, 1999.

Section 3. LIMITATION OF WAIVER

            Without limiting the generality of the provisions of subsection 12.6 of the Credit Agreement, the waiver set forth above shall be limited precisely as written and relates solely to the noncompliance by Borrowers with the provisions of subsection 4.4A of the Credit Agreement in the manner and to the extent described above, and nothing in this Amendment shall be deemed to:

                  (a) constitute a waiver of compliance by Borrowers with
            respect to (i) subsection 4.4A of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

                  (b) prejudice any right or remedy that Administrative Agent,
            Collateral Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

            Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

Section 4. CONDITIONS TO EFFECTIVENESS

            Section 1 and Section 2 of this Amendment shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "First Amendment Effective Date"): on or before the First Amendment Effective Date, Company shall deliver to Administrative Agent the following:

      1. Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

      2. Signature and incumbency certificates of its officers executing this Amendment; and

      3. The opinions of counsel to Company and counsel to MSL Overseas in form and substance satisfactory to the Agents and their counsel.

Section 5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS

            In order to induce Lenders to enter into this Amendment, each Borrower hereby represents, warrants and agrees that after giving effect to this
Amendment:

                  (a) as of the date hereof, there exists no Event of Default or
            Potential Event of Default under the Credit Agreement.

                  (b) all representations and warranties contained in the Credit
            Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date;

                    (c) as of the date hereof, each Borrower has performed all agreements to be performed on its part as set forth in the Credit Agreement, unless performance of any such agreements has been previously waived; and

                    (d) as soon as practicable after the execution of this
             Amendment, Company will take all necessary action to ensure that the Liens securing the Obligations under the Credit Agreement remain First Priority Liens, taking into account the provisions of this Amendment, including without limitation, the Liens granted on the Offshore Collateral of MSL Ireland and MSL Spain.

Section 6. COUNTERPARTS; EFFECTIVENESS

            This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment, subject to the provisions of Section 4 hereof, shall become effective upon the execution of counterparts hereof by Company, MSL Overseas, Administrative Agent, Collateral Agent, Syndication Agent, Sub-Agent and by Lenders constituting Requisite Lenders and receipt by Company, MSL Overseas, Administrative Agent, Collateral Agent, Syndication Agent and Sub-Agent of written notification of such execution and authorization of delivery thereof.

Section 7. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND OTHER LOAN
           DOCUMENTS

            On and after the First Amendment Effective Date:

                  (a) each reference in the Credit Agreement to "this
            Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby;

                  (b) except as specifically amended by this Amendment, the
            Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

                  (c) the execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Collateral Agent, the Administrative Agent, or any of the Lenders under the Credit Agreement or any of the other Loan Documents.


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

Section 8. GOVERNING LAW

            THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Section 9. ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

            Each guarantor listed on the signature pages hereof ("Guarantors") hereby acknowledges that it has read this Amendment and consents to the terms thereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of each Guarantor under its applicable Guaranty shall not be impaired or affected and the applicable Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

                [the remainder of page intentionally left blank]


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

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   COMPANY:
                                   MANUFACTURERS' SERVICES LIMITED


                                   By: /s/ Dale Johnson
                                       ---------------------------

                                   Title: EXEC. V.P.
                                          ------------------------

                                   MSL OVERSEAS:
                                   MSL OVERSEAS FINANCE B.V.


                                   By: /s/ Dale Johnson
                                       ---------------------------

                                   Title: DIRECTOR
                                          ------------------------

                                   BANK OF AMERICA NT & SA,
                                   as Administrative Agent and as Collateral
                                   Agent


                                   By:
                                        ---------------------------

                                   Title:
                                          ------------------------

                                   BANK OF AMERICA INTERNATIONAL
                                   LIMITED, as Sub-Agent


                                   By:
                                        ---------------------------

                                   Title:
                                          ------------------------

                                   LENDERS:

                                   BANK OF AMERICA NT & SA,
                                   individually and as Issuing Lender


                                   By:
                                        ---------------------------

                                   Title:
                                          ------------------------

                                   GUARANTORS:

                                   MANUFACTURERS' SERVICES LIMITED


                                   By: /s/ Dale Johnson
                                       ---------------------------

                                   Title: EXEC. V.P.
                                          ------------------------

                                   MANUFACTURERS' SERVICES CENTRAL
                                   U.S. OPERATIONS, INC.


                                   By: /s/ Dale Johnson
                                       ---------------------------

                                   Title: EXEC. V.P.
                                          ------------------------

                                   MANUFACTURERS' SERVICES WESTERN
                                   U.S. OPERATIONS, INC


                                   By: /s/ Dale Johnson
                                       ---------------------------

                                   Title: EXEC. V.P.
                                          ------------------------

                                   MANUFACTURERS' SERVICES ATHLONE
                                   LIMITED


                                   By: /s/ Dale Johnson
                                       ---------------------------

                                   Title: DIRECTOR
                                          ------------------------

                                   MSL OVERSEAS FINANCE BV


                                   By: /s/ Dale Johnson
                                       ---------------------------

                                   Title: DIRECTOR
                                          ------------------------

                                   MANUFACTURERS' SERVICES
                                   SINGAPORE PTE LTD


                                   By: /s/ Dale Johnson
                                       ---------------------------

                                   Title: DIRECTOR
                                          ------------------------

                                   GLOBAL MANUFACTURERS' SERVICES
                                   VALENCIA, SA


                                   By: /s/ Dale Johnson
                                       ---------------------------

                                   Title: DIRECTOR
                                          ------------------------

                                      S-5